Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@century-bank.com

Phone:	781-393-4630

Fax:	781-393-4071
CENTURY BANCORP, INC. ANNOUNCES 24% EARNINGS GROWTH FOR Q3 2009; ASSETS
AT $2.1 BB; REGULAR DIVIDEND DECLARED
Medford, MA, October 13, 2009—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.century-bank.com) (“the Company”) today announced net income of $3,182,000, or $0.58 per share diluted, for the quarter ended September 30, 2009, an increase of 24.3% as compared to net income of $2,559,000, or $0.46 per share diluted, for the quarter ended September 30, 2008. Total assets increased 13.9% from $1.8 billion at December 31, 2008 to $2.1 billion at September 30, 2009. For the first nine months of 2009, net income totaled $7,075,000, or $1.28 per share diluted, an increase of 13.5% when compared to net income of $6,235,000, or $1.12 per share diluted, for the same period a year ago.
On May 22, 2009, the FDIC announced a special assessment on insured institutions as part of its efforts to rebuild the Deposit Insurance Fund and help maintain public confidence in the banking system. The special assessment was five basis points of each FDIC-insured depository institution’s assets minus Tier 1 capital, as of June 30, 2009. The Company recorded a pre-tax charge of approximately $1.0 million in the second quarter of 2009 in connection with the special assessment.
Net interest income totaled $35.4 million for the first nine months of 2009 compared to $32.8 million for 2008. The 7.9% increase in net interest income for the period is mainly due to a 21.2% increase in the average balances of earning assets, combined with a similar increase in deposits. The increased volume was somewhat offset by a decrease of twenty-six basis points in the net interest margin. The net interest margin decreased from 2.94% on a fully taxable equivalent basis in 2008 to 2.68% on the same basis for 2009.
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The provision for loan losses increased by $1.2 million from $3.0 million for the nine months ended September 30, 2008 to $4.2 million, for the same period in 2009, as a result of increases in loans on nonaccrual as well as continued deterioration in overall economic conditions such as increased unemployment. The Company capitalized on favorable market conditions and realized $1.1 million of net gains on sales of investments during the first nine months of 2009. Included in operating expenses for the third quarter and first nine months of 2009 are FDIC assessments of $638,000 and $2.8 million, respectively, as compared to $212,000 and $390,000 for the same periods in 2008. FDIC assessments increased primarily as a result of the special assessment charge of approximately $1.0 million recorded in the second quarter of 2009 as well as an increase in the assessment rate beginning the second quarter of 2009.
The Company’s effective tax rate declined from 23.7% for the nine months ended September 30, 2008 to 10.7% for the same period in 2009 primarily as a result of an increase in tax-exempt income.
At September 30, 2009, total equity was $131.2 million compared to $120.5 million at December 31, 2008. The Company’s equity increased as a result of earnings and a decrease in accumulated other comprehensive loss, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 8.02% at September 30, 2009, compared to 8.94% at September 30, 2008. Book value as of September 30, 2009 was $23.72 per share compared to $22.08 at September 30, 2008.
The Company’s allowance for loan losses was $14.2 million or 1.62% of loans outstanding at September 30, 2009, compared to $11.1 million, or 1.33% of loans outstanding at December 31, 2008 and $10.3 million, or 1.28% of loans outstanding at September 30, 2008. Non-performing assets totaled $17.0 million at September 30, 2009, compared to $3.7 million at December 31, 2008 and $4.5 million at September 30, 2008. Non-performing assets increased primarily as a result of three loan relationships, one primarily commercial real estate and two construction.
The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable November 16, 2009 to stockholders of record on November 2, 2009.
The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-two full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.
Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Condition (unaudited)
(in thousands)

	September 30,	December 31,
	2009	2008
Assets
Cash and Due From Banks	$45,366	$61,195
Federal Funds Sold and Interest-bearing Deposits In Other Banks	156,283	94,973

Short-term Investments	69,013	43,814

Securities Available-For-Sale (AFS)	662,437	495,585

Securities Held-to-Maturity	161,475	184,047

Federal Home Loan Bank of Boston stock, at cost	15,531	15,531

Loans:
Commercial & Industrial	133,497	141,373
Construction & Land Development	62,406	59,511
Commercial Real Estate	361,856	332,325
Residential Real Estate	193,590	194,644
Consumer and Other	7,806	9,258
Home Equity	115,884	98,954

Total Loans	875,039	836,065
Less: Allowance for Loan Losses	14,216	11,119

Net Loans	860,823	824,946

Bank Premises and Equipment	20,932	22,054
Accrued Interest Receivable	6,546	6,723
Goodwill	2,714	2,714
Core Deposit Intangible	993	1,283
Other Assets	49,134	48,701

Total Assets	$2,051,247	$1,801,566

Liabilities
Demand Deposits	$277,667	$277,217

Interest Bearing Deposits:
Savings and NOW Deposits	547,770	353,261
Money Market Accounts	402,632	308,177
Time Deposits	304,778	326,872

Total Interest Bearing	1,255,180	988,310

Total Deposits	1,532,847	1,265,527

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	91,210	112,510
Other Borrowed Funds	205,449	238,558

Total Borrowed Funds	296,659	351,068

Other Liabilities	29,505	28,385
Investments Purchased Payable	25,000	—
Subordinated Debentures	36,083	36,083

Total Liabilities	1,920,094	1,681,063

Total Stockholders’ Equity	131,153	120,503

Total Liabilities & Stockholders’ Equity	$2,051,247	$1,801,566

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Income (unaudited)
For the Quarter and Nine Months Ended September 30, 2009 and 2008
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Interest Income:
Loans	$12,118	$12,583	$35,933	$36,727
Securities Held-to-Maturity	1,927	2,191	6,330	6,190
Securities Available-for-Sale	5,486	5,563	15,740	14,699
Federal Funds Sold and Interest-bearing Deposits In Other Banks	506	554	1,811	2,507

Total Interest Income	20,037	20,891	59,814	60,123

Interest Expense:
Savings and NOW Deposits	1,139	1,524	3,872	4,596
Money Market Accounts	1,266	2,061	4,919	5,480
Time Deposits	2,297	2,155	7,465	7,342
Securities Sold Under Agreements to Repurchase	98	330	423	1,205
Other Borrowed Funds and Subordinated Debentures	2,563	2,862	7,707	8,653

Total Interest Expense	7,363	8,932	24,386	27,276

Net Interest Income	12,674	11,959	35,428	32,847

Provision For Loan Losses	1,250	1,350	4,150	2,975

Net Interest Income After Provision for Loan Losses	11,424	10,609	31,278	29,872

Other Operating Income
Service Charges on Deposit Accounts	2,032	2,032	6,060	6,041
Lockbox Fees	660	700	2,154	2,299
Net Gain on Sales of Investments	137	147	1,115	249
Write-down of Certain Investments to Fair Value	—	(76)	—	(76)
Other Income	570	774	2,280	1,963

Total Other Operating Income	3,399	3,577	11,609	10,476

Operating Expenses
Salaries and Employee Benefits	6,753	6,438	20,182	19,043
Occupancy	931	1,010	3,071	3,153
Equipment	544	727	1,826	2,199
FDIC Assessment	638	212	2,754	390
Other	2,362	2,664	7,128	7,393

Total Operating Expenses	11,228	11,051	34,961	32,178

Income Before Income Taxes	3,595	3,135	7,926	8,170

Income Tax Expense	413	576	851	1,935

Net Income	$3,182	$2,559	$7,075	$6,235

Century Bancorp, Inc. and Subsidiaries
Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)
(in thousands)

	September 30,	September 30,
	2009	2008
Assets
Cash and Due From Banks	$58,800	$58,007
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	220,625	132,493

Securities Available-For-Sale (AFS)	594,628	452,181
Securities Held-to-Maturity	201,484	195,115

Total Loans	846,895	758,133
Less: Allowance for Loan Losses	12,843	9,729

Net Loans	834,052	748,404

Unrealized Gain on Securities AFS	2,941	510
Bank Premises and Equipment	21,511	22,449
Accrued Interest Receivable	7,167	6,968
Goodwill	2,714	2,714
Core Deposit Intangible	1,143	1,534
Other Assets	49,568	44,807

Total Assets	$1,994,633	$1,665,182

Liabilities
Demand Deposits	$274,025	$263,503

Interest Bearing Deposits:
Savings and NOW Deposits	497,193	366,912
Money Market Accounts	434,330	303,112
Time Deposits	325,255	268,424

Total Interest Bearing	1,256,778	938,448

Total Deposits	1,530,803	1,201,951

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	93,935	95,636
Other Borrowed Funds	178,039	189,023

Total Borrowed Funds	271,974	284,659

Other Liabilities	30,677	21,205
Subordinated Debentures	36,083	36,083

Total Liabilities	1,869,537	1,543,898

Total Stockholders’ Equity	125,096	121,284

Total Liabilities & Stockholders’ Equity	$1,994,633	$1,665,182

Total Average Earning Assets — QTD	$1,908,477	$1,606,410

Total Average Earning Assets — YTD	$1,863,632	$1,537,922

Century Bancorp, Inc. and Subsidiaries
Consolidated Selected Key Financial Information (unaudited)
(in thousands, except share data)

	September 30,	September 30,
	2009	2008
Performance Measures:

Earnings per average share, basic, quarter	$0.58	$0.46
Earnings per average share, diluted, quarter	$0.58	$0.46
Earnings per average share, basic, year-to-date	$1.28	$1.12
Earnings per average share, diluted, year-to-date	$1.28	$1.12
Return on average assets, year-to-date	0.47%	0.50%
Return on average stockholders’ equity, year-to-date	7.56%	6.87%
Net interest margin (taxable equivalent), quarter	2.81%	3.14%
Net interest margin (taxable equivalent), year-to-date	2.68%	2.94%
Efficiency ratio, year-to-date	70.7%	72.0%
Book value per share	$23.72	$22.08
Tangible book value per share	$23.05	$21.34
Tangible capital / tangible assets	6.22%	6.79%

Common Share Data:
Average shares outstanding, basic, quarter	5,530,297	5,541,345
Average shares outstanding, basic, year-to-date	5,532,907	5,542,971
Average shares outstanding, diluted, quarter	5,533,622	5,542,404
Average shares outstanding, diluted, year-to-date	5,534,364	5,545,138

Shares outstanding Class A	3,514,267	3,513,607
Shares outstanding Class B	2,016,030	2,027,100

Total shares outstanding at period end	5,530,297	5,540,707

Assets Quality and Other Data:

Allowance for loan losses / loans	1.62%	1.28%
Nonaccrual loans	$17,001	$3,804
Nonperforming assets	$17,001	$4,509
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$511	$—
Net charge-offs (recoveries), year-to-date	$1,053	$2,354

Leverage ratio	8.02%	8.94%
Tier 1 risk weighted capital ratio	14.95%	15.46%
Total risk weighted capital ratio	16.19%	16.48%
Total risk weighted assets	$1,088,777	$1,002,190